                                VOTING AGREEMENT

                  This Voting Agreement (the "Agreement") is made and entered into as of September 17, 1999, by and between Targetti Sankey S.p.A., an Italian corporation ("Parent") and Charles Kimmel (the "Shareholder").


                                    RECITALS:

                  WHEREAS, the Shareholder is the owner of 6,832 shares of common stock, par value $0.001 per share (the "Common Stock") of the Company; and

                  WHEREAS, in order to induce Parent and certain of its affiliates to enter into an agreement and plan of merger (the "Merger Agreement") with Tivoli Industries, Inc., a California corporation (the "Company"), the Shareholder has agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                    DEFINITIONS; PROVISIONS CONCERNING SHARES

                  1.1 Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                  1.2      Provisions Concerning the Shares.

                           (a) The Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the date on which the Merger Agreement is terminated in accordance with its terms, at any meeting of the holders of the Common Stock, however called, or in connection with any written consent of the holders of Common Stock, the Shareholder shall vote (or cause to be voted) all shares of Common Stock held of record or Beneficially Owned by the Shareholder, whether heretofore owned or hereafter acquired (collectively, the "Shares"), (i) in favor of the Merger, the adoption of the Merger Agreement by the Company and the approval of the terms thereof, and each of the other transactions and actions contemplated by the Merger Agreement (and the matters related to the consummation thereof) and any actions required in furtherance thereof; and (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled. Notwithstanding anything contained herein to the contrary, the Shareholder shall not be required by this Agreement to exercise options for Shares if the exercise price per Share pursuant to such option would exceed the fair market value of a Share.

                           (b)      In the event of a stock dividend or
         distribution, or any change in Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder hereby represents and warrants to Parent as follows:

                  2.1 Authority; Non-Contravention. The Shareholder has the legal right and power to execute, deliver and perform this Agreement, and the execution, delivery and performance by the Shareholder of this Agreement and any other agreements, certificates and instruments to be executed by such Shareholder in connection with or pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby (i) require no action by or in respect of, consent, approval or authorization of, or filing with, any governmental body, agency, official or authority or any other person or entity, and (ii) do not and will not violate or constitute a default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on the Shareholder or result in the imposition of any lien on any asset of the Shareholder.

                  2.2 Binding Effect. This Agreement has been duly executed and delivered by the Shareholder and is a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms.

                  2.3 Shares. The Shareholder is the sole record owner and subject to applicable community property laws, the sole Beneficial Owner of the Shares. Except as set forth on the signature pages hereto, the Shareholder does not own any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company. The Shareholder has sole voting power and sole power to issue instructions with respect to the Shares, the sole power of disposition, the sole power of conversion, the sole power to demand appraisal rights and the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares beneficially owned by the Shareholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  2.4 Liens. Except as previously disclosed in writing by the Shareholder to Parent, the Shares are owned by the Shareholder free and clear any Liens. As used herein "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

                  2.5 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder.

                                  ARTICLE III

                      REPRESENTATION AND WARRANTY OF PARENT

Parent represents and warrants to the Shareholder:

                  3.1 Corporate Power and Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized. This Agreement has been duly executed and delivered by Parent and is a valid and binding agreement of Parent, enforceable against it in accordance with its terms.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

The Shareholder hereby covenants and agrees that:

                  4.1 No Proxies for or Encumbrance On Shares. Beginning on the date hereof and continuing until this Agreement terminates pursuant to
Section 5.1, the Shareholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement. The Shareholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and agrees to notify Parent promptly and to provide all details requested by Parent if the Shareholder shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

                  4.2 No Shopping. The Shareholder shall not directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, the Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) subject to the fiduciary duty under applicable law of the Shareholder as an officer or director of the Company, participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing. The Shareholder shall promptly advise Parent of the terms of any communications it may receive relating to any of the foregoing.

                  4.3 Conduct of Shareholder. The Shareholder will not (i) take, agree or commit to take any action that would make any representation and warranty of the Shareholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

                  4.4 Employment Agreement. Upon the closing of the Merger (as defined in the Merger Agreement), the Shareholder shall execute and deliver to the Company an employment agreement, substantially in the form of Exhibit A hereto (the "Employment Agreement").

                  4.5 Update of SEC Filings. The Shareholder will update all filings made by him with the Securities and Exchange Commission (the "SEC") and file all documents required to be filed with the SEC in compliance with the Exchange Act as are necessary to consummate the transactions contemplated by this Agreement.

                  4.6 Disclosure. Without the prior written consent of the other, neither Parent nor the Shareholder will, and Parent and the Shareholder shall cause their respective representatives not to, make any release to the press or other public disclosure, or make any statement to any employee (other than those officers of the Company whose involvement in the merger is required in order to consummate the transaction), competitor, customer, client or supplier of the Company or any of its subsidiaries to any other person with respect to the existence or contents of this Agreement, except for such public disclosure as may be necessary, following consultation with legal counsel, for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make such disclosure, that party will discuss with the other party its rationale for such disclosure and provide such party with the text of this proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose. Notwithstanding the foregoing, the Shareholder hereby permits his identity and ownership of the Shares and the nature of the commitments, arrangements and understandings under this Agreement to be disclosed by the Company in its Proxy Statement (and all related documents) relating to the Merger.

                                   ARTICLE V

                                  MISCELLANEOUS

                  5.1      Termination. Except as otherwise provided in Section
1.2 of this Agreement, this Agreement shall terminate (a) in the event the Merger Agreement is terminated in accordance with its terms upon such termination, and (b) in the event the Merger is consummated, upon the Effective Time; provided, however, that no such termination shall relieve any party of liability for a breach hereof prior to termination.

                  5.2 Specific Performance. The parties hereto agree that the Parent may be irreparably damaged if for any reason the Shareholder failed to perform any of his other obligations under this Agreement, and that the Parent would not have an adequate remedy at law for money damages in such event. Accordingly, the Parent shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholder. This provision is without prejudice to any other rights that the Parent may have against Shareholder for any failure to perform its obligations under this Agreement.

                  5.3 Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any Party may provide to the other parties by notice in accordance with this Section 5.3):

         if to Parent:                     with copies to:

         Targetti Sankey S.p.A.            Rogers & Wells LLP
         Via Pratese, 164                  200 Park Avenue
         50145 Firenze, Italia             New York, New York 10166
         Attention: Lorenzo Targetti       Attention: Michael S. Immordino, Esq.
                                                      G. David Brinton, Esq.


         if to the Shareholder:

         To the address listed on the signature page hereto.



         Any such notice or other communication will be deemed to have been given upon actual receipt.

                  5.4 Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

                  5.5 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.

                  5.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Shareholder or Parent without the prior written consent of the other party and any purported assignment or delegation in violation hereof shall be null and void; except, that Parent may assign all or any part of its rights, interests and obligations hereunder to any affiliate (as such term is defined in Rule 144(a)(1) under the Securities Act of 1933, as amended); provided, that no such assignment by Parent shall relieve Parent of its obligations hereunder. This Agreement is not intended to confer any rights or benefits on any Person other than the parties hereto.

                  5.7 Consent to Jurisdiction and Service of Process. Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Central District of California in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this
Section 5.7 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction. The parties hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement in the negotiation, administration, performance or enforcement thereof.

                  5.8 Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules hereto or expressly contemplated hereby contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This

Agreement may not be modified or amended except in writing signed by each party hereto. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

                  5.9 Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of California, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

                  5.10 Neutral Construction. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                      TARGETTI SANKEY S.P.A.



                                      By /s/ Lorenzo Targetti
                                        ----------------------------------------
                                        Name: Lorenzo Targetti
                                        Title: Managing Director




                                      SHAREHOLDER:



                                      /s/ Charles Kimmel
                                      ------------------------------------------
                                      Charles Kimmel





I, JoAnn Kimmel, the spouse of Charles Kimmel, for good and valuable consideration, hereby acknowledge and agree that to the extent any community property laws apply to the Shares, this agreement shall be binding on me as if a "Shareholder" hereunder.



                                      SPOUSE:


                                      /s/ JoAnn Kimmel
                                      ------------------------------------------





Address for Notices:
22342 Salmeron
Mission Viejo, CA 92692